UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 8.01 Other Events.

As previously reported by Vinco Ventures, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2021, the Company, Vinco Acquisition Corporation and ZASH Global Media and Entertainment Corporation (“ZASH”) (together, the “Parties”) entered into that certain Second Amendment to the Agreement (the “Second Amendment”) to define certain milestones with dates to be completed to consummate the closing of the Lomotif Private Limited (“Lomotif”) acquisition and the ZASH merger; (i) the Company and ZASH intend to acquire Lomotif through their joint venture, ZVV Media Partners, LLC (the “Joint Venture”); (ii) the Parties have completed an Amended and Restated Limited Liability Company Agreement for the Joint Venture in preparation for the anticipated acquisition of Lomotif through the Joint Venture; (iii) Gemini Valuation Services agreed to complete and present an independent third-party valuation on ZASH on or before June 11, 2021; (iv) sign the final Agreement and Plan of Merger and Reorganization on or before June 24, 2021; (v) issue a formal proxy to shareholders for the approval of the ZASH merger with the Company on or before July 15, 2021; and (vi) extend the closing date to August 31, 2021, but no later than the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transaction.

On June 24, 2021, the Company announced in a press release the “spin-out” of Emmersive Entertainment, LLC to become a standalone publicly traded entity (the “Emmersive Transaction”). The Company currently plans to conduct the Emmersive Transaction during the third quarter of the year ending 2021 and intends to announce to the shareholders of the record effective date, providing eventually all shareholders of the Company an equity position in the “spun-out” public company.

The Company also announced in the June 24, 2021 press release that the “spun-out” public company will be led by the Company’s current Chief Strategy Officer Brian McFadden.

The announcement of the Emmersive Transaction has contributed to the delay of the closing of the Lomotif transaction by what the Company currently believes will be approximately 15 business days. The Company and all parties involved in the Lomotif transaction will continue to update the shareholders of the Company as to the timing of the anticipated shareholder proxy in connection with the Emmersive Transaction.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated June 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2021

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer